Cheniere Energy Partners LP Holdings, LLC

Common Shares

Representing Limited Liability Company Interests

Underwriting Agreement

[•], 2014

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Cheniere Energy Partners LP Holdings, LLC, a Delaware limited liability company (the “Company”), proposes, subject to the terms and conditions stated in this underwriting agreement (this “Agreement”), to issue and sell to Credit Suisse Securities (USA) LLC (the “Underwriter”), an aggregate of 10,100,000 common shares (the “Shares”) representing limited liability company interests in the Company (the “Common Shares”).

Reference herein to: (1) “Parent” means Cheniere Energy, Inc., a Delaware corporation; (2) “Cheniere Parties” means Parent and the Company; (3) “Cheniere Entities” means, collectively, Cheniere Energy Partners, L.P., a Delaware limited partnership (“Cheniere Partners”), Cheniere GP Holding Company, LLC (“GP HoldCo”) and the Company. Cheniere Partners is a publicly traded partnership and is listed on the NYSE MKT LLC (the “Exchange”).

The Cheniere Parties wish to confirm as follows their agreement with you in connection with the purchase and sale of the Shares.

Section 1. The Cheniere Parties, jointly and severally, represent and warrant to, and agree with, the Underwriter that:

(a) A registration statement on Form S-1 (File No. 333-198132) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated, or to the knowledge of the Cheniere Parties, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”) is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of [the/any] Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and [the/each] Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, which information consists solely of: (i) the last paragraph of the cover page regarding delivery of the Shares; and (ii) under the heading “Underwriting,” [•] (collectively, the “Underwriter Information”);

(c) For the purposes of this Agreement, the “Applicable Time” is [•] [a./p.]m. (New York City time) on [•], 2014. The Pricing Prospectus, as supplemented by and taken together with the pricing information set out in Annex I hereto, as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4(a) hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus and the pricing information set out in Annex I hereto as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, which information consists solely of the Underwriter Information;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date and on the Time of Delivery as to each part of the Registration Statement, and as of the applicable filing date and on the Time of Delivery as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, as to the Prospectus, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, which information consists solely of the Underwriter Information;

(e) From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with entities that are qualified institutional buyers within the meaning of Rule 144A promulgated under the Act or institutions that are accredited investors within the meaning of Rule 501 promulgated under the Act and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. Any individual Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Prospectus, complied in all material respects with the Act, and when taken together with the Pricing Prospectus as of the Applicable Time, did not, and as of the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) The financial statements and related notes thereto included in each of the Pricing Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and Cheniere Partners, as applicable, as of the dates indicated and their respective results of operations and the changes in their respective cash flows at the dates and for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information of the Company and Cheniere Partners included in each of the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and Cheniere Partners, respectively, and presents fairly in all material respects the information shown thereby;

(g) None of the Cheniere Entities nor any of the Cheniere Entities’ subsidiaries, has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, assets, financial position, equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capitalization or long-term debt of the Cheniere Entities or any of their respective subsidiaries or any material adverse change, or, to the knowledge of the Company, any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position or partners’ or members’ equity, as the case may be, or results of operations of the Cheniere Entities and their respective subsidiaries, in each case other than as set forth or contemplated in the Pricing Prospectus;

(h) Each of the Cheniere Entities and their respective subsidiaries has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the State of Delaware with full power and authority to enter into and perform its obligations under this Agreement (if a party hereto), to own or lease and to operate its properties and to conduct its business, in each case to the extent described in the Pricing Prospectus and the Prospectus. Each of the Cheniere Entities and their respective subsidiaries is duly qualified to do business as a foreign corporation, limited partnership, or limited liability company, as applicable, and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(i) The Company owns 11,963,488 common units representing limited partner interests in Cheniere Partners (the “Common Units”), such Common Units have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of Cheniere Partners (the “First Amended LP Agreement”), and are fully paid (to the extent required by the First Amended LP Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus, and were issued in compliance with federal and state securities laws and not in violation of any preemptive right or resale right;

(j) The Company owns 135,383,831 subordinated units representing limited partner interests in Cheniere Partners (the “Subordinated Units”), such Subordinated Units have been duly authorized and validly issued in accordance with the First Amended LP Agreement and are fully paid (to the extent required by the First Amended LP Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus, and were issued in compliance with federal and state securities laws, not in violation of any preemptive right or resale right;

(k) The Company owns 45,333,334 class B units representing limited partner interests in Cheniere Partners (the “Class B Units” and, together with the Common Units and the Subordinated Units, the “Cheniere Partners Units”), such Class B Units have been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of Cheniere Partners (the “Second Amended LP Agreement”) and the Third Amended and Restated Agreement of Limited Partnership of Cheniere Partners (the “Third Amended LP Agreement”), as applicable, and are fully paid (to the extent required by the Second Amended LP Agreement and the Third Amended LP Agreement, as applicable) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus, and were issued in compliance with federal and state securities laws and, except as described in the Pricing Prospectus, not in violation of any preemptive right or resale right;

(l) The Company owns a 100% limited liability company interest in CQH Holdings Company, LLC, a Delaware limited liability company (“CQH Holdings”), such limited liability company interest is fully paid and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) and (except as otherwise set forth in the Pricing Prospectus) is owned directly by the Company, free and clear of all liens, encumbrances, equities or claims other than those set forth in the Constituent Documents (as defined in Section 1(q) hereof) and restrictions on transfer of equity interests under applicable securities laws (collectively, “Liens”);

(m) At the Time of Delivery, the Shares to be sold by the Company and the limited liability company interests represented thereby will be duly authorized in accordance with the Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”) and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and will conform in all material respects to the description of the Common Shares in the Prospectus;

(n) At the Time of Delivery, after giving effect to this Agreement and the transactions contemplated hereby and the application of the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds,” the Company will have no limited liability company interests issued and outstanding other than the following: 46,100,000 Common Shares owned by the public shareholders and 185,600,000 Common Shares and the sole Voting Share owned by Parent;

(o) Cheniere LNG Terminals, LLC (“Terminals”) owns 100% of the economic limited liability company interests in GP HoldCo and the Company owns 100% of the non-economic limited liability company interests in GP HoldCo; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of GP HoldCo in effect at the time of the issuances thereof (as the same may be amended or restated at or prior to the Time of Delivery, the “GP HoldCo LLC Agreement”) and are fully paid (to the extent required by the GP HoldCo LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and each of Terminals and the Company owns such respective limited liability company interests free and clear of all Liens;

(p) Each of the Cheniere Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company has all requisite limited liability company power and authority to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in this Agreement, the LLC Agreement, the Pricing Prospectus and the Prospectus. At the Time of Delivery, all corporate and limited liability company action, as the case may be, required to be taken by the Cheniere Parties or the applicable board of directors, for the authorization, issuance, sale and delivery of the Shares, and the consummation of the other transactions contemplated by this Agreement, shall have been validly taken;

(q) This Agreement has been duly authorized, executed and delivered by, or on behalf of, each of the Cheniere Parties;

(r) None of (i) the offering, issuance or sale by the Company of the Shares, (ii) the execution, delivery and performance of this Agreement by the Cheniere Parties or (iii) the consummation of any other transactions contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the limited liability company agreement, certificate of formation, certificate of incorporation, bylaws or other constituent document (collectively, the “Constituent Documents”) of any Cheniere Party or any of their respective subsidiaries, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Cheniere Party or any of their respective subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Cheniere Party or any of their respective subsidiaries or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any Cheniere Entity, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would materially impair the ability of the Cheniere Parties to consummate the transactions provided for in this Agreement;

(s) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Cheniere Party or any of their respective subsidiaries or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Company of the Shares, (ii) the execution, delivery and performance of this Agreement or the fulfillment of the terms thereof by the Cheniere Parties or (iii) the consummation of any other transactions contemplated by this Agreement, except (x) for such permits, consents, approvals and similar authorizations required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), blue sky or similar laws of any jurisdiction or by the Financial Industry Regulatory Authority or the Exchange, (y) such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications that have been, or prior to the Time of Delivery will be, obtained or made, and (z) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or would not materially impair the ability of the Cheniere Parties to consummate the transactions provided for in this Agreement;

(t) None of the Cheniere Entities is (i) in violation of (A) its Constituent Documents or (B) any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Cheniere Entities or any of their properties or assets or (ii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which, with respect to clauses (i)(B) and (ii) breach, default or violation, if continued, would have a Material Adverse Effect;

(u) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of our Common Shares” and “Material U.S. Federal Income Tax Consequences” insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein;

(v) Other than as set forth in the Pricing Prospectus and Prospectus, there are no legal or governmental proceedings to which any of the Cheniere Parties or any of their respective subsidiaries is a party or of which any property of any of the Cheniere Parties or such subsidiaries is the subject which, if determined adversely to any of the Cheniere Entities or such subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Cheniere Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(w) The Company is not and, solely after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(x) At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(y) Ernst & Young LLP, who has certified certain financial statements of the Company and Cheniere Partners, as the case may be, and delivered its report with respect to the audited consolidated financial statements and schedules included in the Pricing Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Cheniere Entities as required by the Act and the rules and regulations of the Commission thereunder; KPMG LLP, who has reviewed certain financial statements of the Company and Cheniere Partners, as the case may be, included in the Pricing Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Cheniere Entities as required by the Act and the rules and regulations of the Commission thereunder;

(z) The Company and Cheniere Partners maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(aa) Except as described in the Pricing Prospectus or the Prospectus, the Company and Cheniere Partners maintain systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by their respective principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Since the date of the latest audited consolidated balance sheets of the Company or Cheniere Partners included in the Pricing Prospectus, (i) the Company and Cheniere Partners have not become aware of any material weaknesses in their internal control over financial reporting and (ii) there has been no change in the Company’s or Cheniere Partners’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company or Cheniere Partners’ internal control over financial reporting;

(bb) Except as described in the Pricing Prospectus or the Prospectus, the Company and Cheniere Partners maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and Cheniere Partners, as applicable, in reports that they submit or file or will submit or file under the Exchange Act is made known to the Company’s management and Cheniere Partners’ general partner’s management, as applicable, including the principal executive officer and principal financial officer of each of the Company and Cheniere Partners’ general partner, to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 under the Exchange Act;

(cc) Except as described in the Registration Statement, Pricing Prospectus or Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase any capital stock, limited liability company interests, partnership interests or other equity interests in the Company pursuant to the LLC Agreement, the certificate of formation of the Company, or any other agreement or instrument to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Company other than those that have been waived or satisfied;

(dd) The LLC Agreement has been duly authorized, executed and delivered by Parent, and is a valid and legally binding agreement of Parent, enforceable against Parent in accordance with its terms; provided that, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing;

(ee) Prior to the date hereof, none of the Cheniere Parties or any of their respective affiliates has taken any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares or to result in a violation of Regulation M under the Exchange Act;

(ff) Each of the Cheniere Entities and their respective subsidiaries has good and indefeasible title to all real property and good title to all personal property described in the Pricing Prospectus or the Final Prospectus as owned by the Cheniere Entities and their respective subsidiaries, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Pricing Prospectus and the Prospectus or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Prospectus or the Prospectus; with respect to any real property and buildings held under lease by the Cheniere Entities and their respective subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Cheniere Entities and their respective subsidiaries taken as a whole as they have been used in the past as described in the Pricing Prospectus and the Prospectus and are proposed to be used in the future as described in the Pricing Prospectus and the Prospectus; provided, however, that with respect to such leases, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(gg) Except as described in or contemplated by the Pricing Prospectus and the Prospectus, each of the Cheniere Entities and their respective subsidiaries has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Prospectus and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and other than as set forth, and subject to the limitations contained, in the Pricing Prospectus and the Prospectus, each of the Cheniere Entities and their respective subsidiaries has fulfilled and performed all of its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect;

(hh) Each of the Cheniere Entities and their respective subsidiaries has filed all foreign, federal, state and local tax returns that are required by law to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Pricing Prospectus and Prospectus, and each of the Cheniere Entities has paid or made provision for the payment of all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect;

(ii) The Cheniere Parties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and all such insurance is in full force and effect;

(jj) Except as described in or contemplated by the Pricing Prospectus and the Prospectus, the Cheniere Entities and their respective subsidiaries, as applicable, possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business associated with their assets in their current stage of development, except where the failure so to possess would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; the Cheniere Entities and their respective subsidiaries, as applicable, are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and the Cheniere Entities and their respective subsidiaries, as applicable, have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect;

(kk) Other than as set forth in the Pricing Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Cheniere Entities and each of their respective subsidiaries have not violated any, are in compliance with all, and are not subject to liability under any, Environmental Laws (as defined below), (ii) the Cheniere Entities and their respective subsidiaries have made all filings and provided all notices required under any Environmental Law, and have and are in compliance with all, and have not violated any, Permits required under any Environmental Laws and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Cheniere Entities, threatened against the Cheniere Entities or any of their respective subsidiaries pursuant to any Environmental Law, (iv) no Lien or restriction has been recorded under any Environmental Law with respect to any asset, facility or property owned, operated, leased or controlled by the Cheniere Entities or any of their respective subsidiaries, (v) none of the Cheniere Entities or any of their respective subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (vi) no property or facility forming a part of the Cheniere Entities or any of their respective subsidiaries is (A) listed or proposed for listing on the National Priorities List under CERCLA or is (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority and (vii) none of the Cheniere Entities or any of their respective subsidiaries is conducting or paying for in whole or in part any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject to or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law;

For purposes of this Agreement, “Environmental Laws” means all applicable federal, state, foreign and local laws (including common law) or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the Environment, or, to the extent relating to exposure to Hazardous Materials, public or employee health and safety, including, without limitation, laws relating to (i) emissions, discharges, Releases or threatened Releases of Hazardous Material into the Environment and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, arrangement for disposal, transport or handling of Hazardous Materials. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata and natural resources such as wetlands, flora and fauna. “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, waste, compound or constituent, in any form, including, without limitation, crude oil, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility;

(ll) Except as would not result in a Material Adverse Effect, (i) the Cheniere Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Cheniere Entities and their respective subsidiaries, and (ii) the Cheniere Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Cheniere Entities;

(mm) No relationship, direct or indirect, exists between or among any Cheniere Entity or any of its respective affiliates, on the one hand, and the directors, officers, equity holders, affiliates, customers or suppliers of the Company, on the other hand, that is required to be described in the Pricing Prospectus but is not so described;

(nn) Other than as set forth in the Pricing Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) none of the Cheniere Entities nor their respective subsidiaries or other trades or businesses which would be treated as being a single employer with the Cheniere Entities or any of their respective subsidiaries under Section 4001 of ERISA (an “ERISA Affiliate”) has or reasonably expects to incur any liability for any prohibited transaction or funding deficiency, any partial or complete termination of, with respect to, any pension, profit sharing or other “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Cheniere Entities or any of their ERISA Affiliates makes or ever has made a contribution and in which any employee of the Cheniere Parties or any of their respective subsidiaries or any of the ERISA Affiliates is or has ever been a participant (each, a “Plan”) and (ii) no “reportable event” (within the meaning of Section 4043 (c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan. None of the Cheniere Entities nor any of their ERISA Affiliates has incurred or reasonably expects to incur, or would incur if it withdraws from the participation in any Plan, complete or partial material withdrawal liability with respect to any Plan. With respect to such Plans, the Cheniere Entities and each of their respective ERISA Affiliates are in compliance with all applicable provisions of ERISA and the terms of the applicable plans, other than as set forth in the Pricing Prospectus and for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(oo) None of the Cheniere Entities or their respective subsidiaries, nor, to the knowledge of the Cheniere Parties, any director, officer, agent, employee or any affiliate of any Cheniere Entity or their respective subsidiaries, is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Cheniere Entities and their affiliates have conducted their businesses in compliance with the FCPA; and Parent has instituted and maintains policies and procedures applicable to itself and all of its subsidiaries that are reasonably designed to promote and ensure compliance therewith;

(pp) The operations of the Cheniere Entities and their respective subsidiaries are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Cheniere Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of each of the Cheniere Parties, threatened; and

(qq) None of the Cheniere Entities or their respective subsidiaries, nor, to the knowledge of any Cheniere Party, any director, officer, agent, employee or affiliate of any Cheniere Entity or their respective subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per Share of $[•], the Shares.

The Company is not obligated to deliver any of the Shares to be delivered at the Time of Delivery, except upon payment for all such Shares to be purchased at the Time of Delivery as provided herein.

Section 3. The Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

Section 4. (a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight (48) hours’ prior notice to the Company, shall be delivered by or on behalf of the Company for the account of the Underwriter through the facilities of The Depository Trust Company (“DTC”) against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight (48) hours in advance. The time and date of such delivery and payment shall be [9:30] a.m., New York City time, on [•], 2014 or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof will be delivered at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 (the “Closing Location”), and the Shares will be delivered electronically via the facilities of DTC, all at the

Time of Delivery. A meeting will be held at the Closing Location at approximately 5:00 p.m., New York City time, on the Business Day first preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

Section 5. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Prospectus, or any Testing-the-Waters Communication prior to the Time of Delivery which shall be disapproved by the Underwriter promptly after reasonable notice thereof; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, other prospectus or any Testing-the-Waters Communication in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information (including, but not limited to, any request for information concerning any Testing-the-Waters Communication); and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, other prospectus, or any Testing-the-Waters Communication or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign limited liability company or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the second Business Day succeeding the date of this Agreement (or such later time as agreed by the Underwriter and the Company) and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus at such places and in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Underwriter and upon the request of the Underwriter to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine (9) months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders as soon as practicable an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) Except as provided for in clause (ii), during the period commencing on the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, or (3) offer, sell, contract to sell, pledge, grant any option to purchase or make any short sale or otherwise transfer or dispose of, directly or indirectly, the Cheniere Partners Units, whether any such transaction described in clauses (1) through (3) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Underwriter;

(ii) The restrictions in clause (i) shall not apply to (a) the Shares to be sold hereunder, (b) the issuance of Common Shares upon the conversion of convertible or exchangeable securities or the exercise of warrants described in the Pricing Prospectus and the Prospectus and outstanding as of the date of this Agreement, (c) the issuance of options or warrants to purchase Common Shares and other incentive compensation, including Common Shares, under employee benefit and other incentive compensation plans as in effect on the date of this Agreement and as described in the Pricing Prospectus and the Prospectus, provided that the recipient of such options, warrants or other incentive compensation agrees in writing to be bound for the remainder of the Lock-Up Period by the restrictions set forth herein and the lock-up letters described in Section 9(k), (d) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to an employee benefit and other incentive compensation plans as in effect on the date of this Agreement and as described in the Pricing Prospectus and the Prospectus and (e) the redemption by the Company from Parent of a number of Common Shares equal to the number of Shares to be sold hereunder as described in the Pricing Prospectus and the Prospectus;

(f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, owners’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail;

(g) During a period of three (3) years from the effective date of the Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Underwriter (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission), in each case to the extent not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) Prior to and at the Time of Delivery, to use its best efforts to effect the approval of the Shares for listing on the Exchange, subject only to official notice of issuance;

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) To promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Shares is not required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) and (ii) the expiration of the Lock-Up Period (as defined herein); and

(l) Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

Section 6. During the Lock-Up Period, Parent agrees not to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file or participate in the filing of a registration statement under the Act relating to any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Underwriter; provided, however, that the restrictions in this Section 6 shall not apply to the redemption by the Company of Common Shares held by Parent as described in the Pricing Prospectus and the Prospectus.

Section 7. (a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule I hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus, any Testing-the-Waters Communication, or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, which information consists solely of the Underwriter Information.

Section 8. The Cheniere Parties covenant and agree with the Underwriter to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Cheniere Parties’ counsel and accountants in connection with the authorization, issuance, sale, preparation, delivery and registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey (such fees and disbursements of counsel for the Underwriter, together with any fees and disbursements of counsel for the Underwriter incurred in connection with item (v) of this Section 8 not to exceed $10,000); (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Shares (such fees and disbursements of counsel for the Underwriter, together with any fees and disbursements of counsel for the Underwriter incurred in connection with item (iii) of this Section 8 not to exceed $10,000); (vi) the cost of preparing any share certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses incurred by the Cheniere Parties in connection with any “road show” presentation to potential investors; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 10 and Section 12 hereof, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

Section 9. The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Cheniere Parties herein are on the date hereof and at and as of such Time of Delivery, true and correct, the condition that the Cheniere Parties shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5 (a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Cheniere Parties, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Cheniere Parties, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter;

(b) Vinson & Elkins L.L.P., counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Andrews Kurth LLP, counsel for the Company, shall have furnished to you their written opinion dated such Time of Delivery, in substantially the form attached hereto as Exhibit A;

(d) Wilkie Farr & Gallagher LLP, special counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Underwriter;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, each of Ernst & Young LLP and KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) (i) None of the Cheniere Entities shall have sustained since the date of the latest audited consolidated balance sheets included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capitalization or long-term debt of any of the Cheniere Entities or any change, or any development reasonably expected to involve a prospective change, in or affecting the general affairs, management, financial position, owners’ equity or capital stock, as the case may be, or results of operations of any of the Cheniere Entities and their respective subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any debt securities of any of the Cheniere Entities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(2) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of any of the Cheniere Entities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the NASDAQ Stock Market LLC; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange or the NASDAQ Stock Market LLC; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j) The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each person listed in Schedule II hereto, substantially to the effect set forth in Section 5(e) hereof in form and substance satisfactory to you;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement; and

(l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of each of the Cheniere Parties satisfactory to you as to the accuracy of the representations and warranties of the Cheniere Parties, as the case may be, herein at and as of such Time of Delivery, as to the performance by the Cheniere Parties, as the case may be, of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

Section 10. (a) The Cheniere Parties, jointly and severally, will indemnify and hold harmless the Underwriter, the directors, officers, managers, employees and agents of the Underwriter, affiliates of the Underwriter who have, or are alleged to have, participated in the distribution of the Shares as underwriters and each person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading and necessary to make the statements therein, in the case of any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, in the light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter for any documented legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Cheniere Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, which information consists solely of the Underwriter Information.

(b) The Underwriter will indemnify and hold harmless the Cheniere Parties against any losses, claims, damages or liabilities to which the Cheniere Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, which information consists solely of the Underwriter Information; and will reimburse the Cheniere Parties for any legal or other expenses reasonably incurred by the Cheniere Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be required to indemnify an indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time (i) an indemnified party enters into a settlement of a proceeding without the consent of the indemnifying party and (ii) an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for fees and expenses of counsel such indemnifying party is obligated to pay pursuant to subsections (a) and (b) above and the second sentence of this subsection (c) with respect to such proceeding, then the indemnifying party agrees that it shall be liable for such settlement if it shall not have reimbursed the indemnified party for such fees and expenses in accordance with such request within 60 days of such request.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Cheniere Parties on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Cheniere Parties on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Cheniere Parties on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering received by the Cheniere Parties, before deducting offering expenses, bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Cheniere Parties on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Cheniere Parties and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Cheniere Parties under this Section 10 shall be in addition to any liability which the Cheniere Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 10 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each of the Cheniere Parties and to each person, if any, who controls any Cheniere Party within the meaning of the Act.

Section 11. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment (i) trading in the Common Shares shall have been suspended by the Commission or the NYSE MKT or trading in securities generally on the New York Stock Exchange or the NYSE MKT shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Pricing Prospectus.

Section 12. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Cheniere Parties and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company or any of the Cheniere Parties, or any officer or director or controlling person of any of the Cheniere Parties, and shall survive delivery of and payment for the Shares.

Section 13. If any Shares are not delivered by or on behalf of the Company as provided herein, other than by reason of a default by the Underwriter, the Cheniere Parties will, jointly and severally, reimburse the Underwriter for all out-of-pocket expenses approved in writing by the Underwriter, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Cheniere Parties shall then be under no further liability to the Underwriter except as provided in Section 8 and Section 10 hereof.

Section 14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be mailed, hand delivered or telecopied and confirmed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD; and if to the Cheniere Parties shall be mailed, hand delivered or telecopied and confirmed to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Cheniere Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify its respective clients.

Section 15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Cheniere Parties and, to the extent provided in Section 10 and Section 12 hereof, the officers, members and directors of any of the Cheniere Parties and each person who controls any of the Cheniere Parties or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

Section 16. Time shall be of the essence of this Agreement. Except as otherwise provided in Section 4, as used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 17. Each of the Cheniere Parties acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of any of the Cheniere Parties, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of any of the Cheniere Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Cheniere Parties on other matters) or any other obligation to any of the Cheniere Parties except the obligations expressly set forth in this Agreement and (iv) the Cheniere Parties have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Cheniere Parties agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the Cheniere Parties, in connection with such transaction or the process leading thereto.

Section 18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Cheniere Parties and the Underwriter with respect to the subject matter hereof.

Section 19. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. Each of the Cheniere Parties agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Cheniere Parties agrees to submit to the jurisdiction of, and to venue in, such courts.

Section 20. Each of the Cheniere Parties and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 22. Notwithstanding anything herein to the contrary, each of the Cheniere Parties is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to such Cheniere Party relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five (5) counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter and each of the Cheniere Parties.

Very truly yours,

Cheniere Energy Partners LP Holdings, LLC

By:
Name:
Title:

Cheniere Energy, Inc.

By:
Name:
Title:

Signature Page

Underwriting Agreement

Accepted as of the date hereof:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Signature Page

Underwriting Agreement

SCHEDULE I

Issuer Free Writing Prospectuses: [None]

Schedule I

SCHEDULE II

Lock-up Agreements

1.	Charif Souki

2.	Michael J. Wortley

3.	R. Keith Teague

4.	Meg A. Gentle

5.	Don A. Turkleson

6.	Jonathon S. Gross

Schedule II

ANNEX I

Public offering price per Share: [Variable Price Offering]

Number of Shares: 10,100,000

Annex I

EXHIBIT A

Form of Opinion of Andrews Kurth LLP

[Andrews Kurth Letterhead]

[     ] [ ], 2014

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Re: Common Shares issued by Cheniere Energy Partners LP Holdings, LLC

Ladies and Gentlemen:

We have acted as special counsel to Cheniere Energy Partners LP Holdings, LLC, a Delaware limited liability company (the “Issuer”), in connection with the Underwriting Agreement dated [         ] [    ], 2014 (the “Underwriting Agreement”) among (i) the Issuer, (ii) Cheniere Energy, Inc., a Delaware corporation (“CEI” and together with the Issuer, the “Cheniere Parties”), and (ii) Credit Suisse Securities (USA) LLC (the “Underwriter”), relating to the sale by the Issuer to the Underwriter of [    ] common shares (the “Securities”) representing limited liability company interests of the Issuer (the “Common Shares”).

We are furnishing this opinion letter to you pursuant to Section 9(c) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the registration statement on Form S-1 (File No. 333-198132) relating to the Securities, filed by the Issuer, under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on [         ] [     ], 2014, [as amended by Amendment No. 1 thereto filed with the SEC on [         ] [     ], 2014] (such registration statement, as so amended at the time it became effective, being referred to herein as the “Registration Statement”);

(b) the preliminary prospectus dated [         ] [     ], 2014, relating to the Securities in the form filed with the SEC [as part of Amendment No. 1 to the registration statement] referred to in paragraph (a) above (such preliminary prospectus being referred to herein as the “Preliminary Prospectus”);

(c) the prospectus dated [         ] [     ], 2014, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such prospectus, being referred to herein as the “Prospectus,” and together with the information included in Annex I of the Underwriting Agreement being referred to herein as the “Disclosure Package”);

(d) a specimen certificate representing the Common Shares;

(e) the Underwriting Agreement;

(f) the Certificate of Formation of the Issuer, certified by the Secretary of State of the State of Delaware as in effect on [         ] [     ], 2014, and certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (h) below, the date of the Underwriting Agreement and the date hereof (the “Issuer Certificate of Formation”);

(g) the Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of December 13, 2013, certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (h) below and the date of the Underwriting Agreement (the “Issuer LLC Agreement”);

(h) resolutions of the Board of Directors of the Issuer dated [         ] [     ], 2014, and resolutions of the Pricing Committee of the Board of Directors of the Issuer dated [         ] [     ], 2014, each certified by the Secretary of the Issuer;

Exhibit A - 1

(i) the Restated Certificate of Incorporation of CEI, as amended, certified by the Secretary of State of the State of Delaware as in effect on [         ] [     ], 2014, and certified by the Secretary of CEI as in effect on each of the dates of the adoption of the resolutions specified in paragraph (l) below, the date of the Underwriting Agreement and the date hereof (the “CEI Certificate of Incorporation”);

(j) the Amended and Restated Bylaws of CEI, dated as of January 29, 2004, as amended, certified by the Secretary of CEI as in effect on each of the dates of the adoption of the resolutions specified in paragraph (l) below, the date of the Underwriting Agreement and the date hereof (the “CEI Bylaws”);

(k) resolutions of the Board of Directors of CEI dated [        ] [    ], 2014, certified by the Secretary of CEI;

(l) the Certificate of Limited Partnership of Cheniere Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), dated November 21, 2006, certified by the Secretary of State of the State of Delaware as in effect on [         ] [     ], 2014, and certified by the Secretary of Cheniere Energy Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), as in effect on the respective dates on which the Common Units, Subordinated Units and Class B Units (each as defined below) were authorized and issued;

(m) (i) the Agreement of Limited Partnership of the Partnership, dated as of [         ] [     ], 2006, certified by the Secretary of the General Partner as in effect on the respective dates on which certain Common Units and Subordinated Units were authorized, (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 6, 2007 (the “First Amended LP Agreement”) certified by the Secretary of the General Partner as in effect on the respective dates on which certain Common Units and Subordinated Units were authorized and issued, (iii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 11, 2012 (the “Second Amended LP Agreement”), certified by the Secretary of the General Partner as in effect on the respective dates on which certain Class B Units were authorized and issued, and (iv) the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 9, 2012 (the “Third Amended LP Agreement”), certified by the Secretary of the General Partner as in effect on the date certain Common Units and Class B Units were issued;

(n) the Certificate of Formation of the General Partner, dated November 21, 2006, certified by the Secretary of the General Partner as in effect from the date thereof, including the respective dates on which the Common Units, Subordinated Units and Class B Units were authorized and issued, through and including the date hereof (the “GP Certificate of Formation”);

(o) (i) the Limited Liability Company Agreement of the General Partner, dated as of [         ] [     ], 2006, certified by the Secretary of the General Partner as in effect on the respective dates on which the Subordinated Units and certain Common Units were authorized and issued, (ii) the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of August 6, 2007, certified by the Secretary of the General Partner as in effect on the respective dates on which certain Common Units and Class B Units were authorized and issued, and (iii) the Third Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of August 9, 2012, certified by the Secretary of the General Partner as in effect on the respective dates on which certain Common Units and Class B Units were authorized and issued (the “GP LLC Agreement”);

(p) resolutions of the Board of Directors of the General Partner, dated as of [         ] [     ], 2006, [         ] [     ], 2007, [         ] [     ], 2011, [         ] [     ], 2012, [         ] [     ], 2013 and [         ] [     ], 2014 certified by the Secretary of the General Partner;

(q) the Certificate of Formation of CQH Holdings Company, LLC, a Delaware limited liability company (“CQH Holdings”), certified by the Secretary of State of the State of Delaware as in effect on [         ] [     ], 2014, and certified by the Secretary of CQH Holdings as in effect on the date hereof (the “CQH Holdings Certificate of Formation”);

(r) the Amended and Restated Limited Liability Company Agreement of CQH Holdings, dated [         ] [     ], 2013, certified by the Secretary of the Issuer as in effect on the date hereof (the “CQH LLC Agreement”);

Exhibit A - 2

(s) the Certificate of Formation of Cheniere GP Holding Company, LLC, a Delaware limited liability company (“GP HoldCo”), certified by the Secretary of State of the State of Delaware as in effect on [        ] [    ], 2014, and certified by the Secretary of GP HoldCo as in effect on the date hereof (the “GP HoldCo Certificate of Formation”);

(t) the Limited Liability Company Agreement of GP HoldCo, dated as of [        ] [    ], 2013, certified by the Secretary of GP HoldCo as in effect on the date hereof (the “GP HoldCo LLC Agreement”);

(u) the Certificate of Formation of Cheniere Energy Investments, LLC, a Delaware limited liability company (“Investments”), as filed with the Secretary of State of the State of Delaware on November 21, 2006, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Investments as in effect at all times from the date thereof through and including the date hereof (the “Investments Certificate of Formation”);

(v) the Amended and Restated Limited Liability Company Agreement of Investments dated as of August 9, 2012, certified by a duly authorized officer of Investments as in effect at all times from the date thereof through and including the date hereof (the “Investments LLC Agreement”);

(w) the Certificate of Formation of Sabine Pass LNG-GP, LLC, a Delaware limited liability company (“Sabine GP”), as filed with the Secretary of State of the State of Delaware on June 30, 2010, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Sabine GP as in effect at all times from the date thereof through and including the date hereof (the “Sabine GP Certificate of Formation”);

(x) the Amended and Restated Limited Liability Company Agreement of Sabine GP dated as of August 9, 2012, certified by a duly authorized officer of Sabine GP as in effect at all times from the date thereof through and including the date hereof (the “Sabine GP LLC Agreement”);

(y) the Certificate of Formation of Sabine Pass LNG-LP, LLC, a Delaware limited liability company (“Sabine LP”), as filed with the Secretary of State of the State of Delaware on February 27, 2005, as amended by the Certificate of Amendment thereto filed on July 22, 2005, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Sabine LP as in effect at all times from the date thereof through and including the date hereof (the “Sabine LP Certificate of Formation”);

(z) the Amended and Restated Limited Liability Company Agreement of Sabine LP, dated as of August 9, 2012, certified by a duly authorized officer of Sabine LP as in effect at all times from the date thereof through and including the date hereof (the “Sabine LP LLC Agreement”);

(aa) the Certificate of Limited Partnership of Sabine Pass LNG, L.P., a Delaware limited partnership (“Sabine Pass LNG”), as filed with the Secretary of State of the State of Delaware on October 20, 2003, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Sabine GP, as the general partner of Sabine Pass LNG, as in effect at all times from the date thereof through and including the date hereof (the “Sabine Pass LNG Certificate of Limited Partnership”);

(bb) the Sixth Amended and Restated Agreement of Limited Partnership of Sabine Pass LNG dated as of June 30, 2010, certified by a duly authorized officer of Sabine GP, as the general partner of Sabine Pass LNG, as in effect at all times from the date thereof through and including the date hereof (the “Sabine Pass LNG LP Agreement”);

(cc) the Certificate of Formation of Cheniere Midstream Services, LLC, a Delaware limited liability company (“Midstream”), as filed with the Secretary of State of the State of Delaware on February 22, 2010, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Midstream as in effect at all times from the date thereof through and including the date hereof (the “Midstream Certificate of Formation”);

(dd) the Amended and Restated Limited Liability Company Agreement of Midstream, dated as of August 9, 2012, certified by a duly authorized officer of Midstream as in effect at all times from the date thereof through and including the date hereof (the “Midstream LLC Agreement”);

Exhibit A - 3

(ee) the Certificate of Formation of Cheniere NGL Pipeline, LLC, a Delaware limited liability company (“Cheniere Pipeline”), as filed with the Secretary of State of the State of Delaware on February 22, 2010, certified as of a recent date by the Secretary of State of the State of Delaware, and certified a duly authorized officer of Cheniere Pipeline as in effect at all times from the date thereof through and including the date hereof (the “Cheniere Pipeline Certificate of Formation”);

(ff) the Amended and Restated Limited Liability Company Agreement of Cheniere Pipeline, dated as of August 9, 2012, certified by a duly authorized officer of Cheniere Pipeline as in effect at all times from the date thereof through and including the date hereof (the “Cheniere Pipeline LLC Agreement”);

(gg) the Certificate of Formation of Sabine Pass Liquefaction, LLC, a Delaware limited liability company (“Liquefaction”), as filed with the Secretary of State of the State of Delaware on June 24, 2010, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Liquefaction as in effect at all times from the date thereof through and including the date hereof (the “Liquefaction Certificate of Formation”);

(hh) the First Amended and Restated Limited Liability Company Agreement of Liquefaction dated as of July 31, 2012, certified by a duly authorized officer of Liquefaction as in effect at all times from the date thereof through and including the date hereof (the “Liquefaction LLC Agreement”);

(ii) the Certificate of Formation of Sabine Pass Tug Services, LLC, a Delaware limited liability company (“Tug Services”), as filed with the Secretary of State of the State of Delaware on June 22, 2006, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Tug Services as in effect at all times from the date thereof through and including the date hereof (the “Tug Services Certificate”);

(jj) the Amended and Restated Limited Liability Company Agreement of Tug Services, dated as of August 9, 2012, certified by a duly authorized officer of Tug Services as in effect at all times from the date thereof through and including the date hereof (the “Tug Services LLC Agreement”);

(kk) a certificate dated the date hereof (the “Issuer Opinion Support Certificate”), executed by the Chief Financial Officer of the Issuer, a copy of which is attached hereto as Exhibit A;

(ll) a certificate dated the date hereof (the “CEI Opinion Support Certificate”), executed by the Chief Financial Officer of CEI, a copy of which is attached hereto as Exhibit B; and

(mm) each of the Applicable Agreements (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Cheniere Parties and such agreements, certificates of public officials, certificates of officers or other representatives of the Cheniere Parties and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Cheniere Parties (including, without limitation, the facts certified in the Issuer Opinion Support Certificate and the CEI Opinion Support Certificate) and (ii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 of each of the Issuer Opinion Support Certificate and CEI Opinion Support Certificate, which have been certified by officers of the Issuer and CEI, as applicable, as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise.

Exhibit A - 4

“Applicable Constituent Documents” means, collectively, the Third Amended LP Agreement, the CQH LLC Agreement, the GP LLC Agreement, the GP HoldCo Certificate of Formation, the GP HoldCo LLC Agreement, the Investments Certificate of Formation, the Investments LLC Agreement, the Sabine GP Certificate of Formation, the Sabine GP LLC Agreement, the Sabine LP Certificate of Formation, the Sabine LP LLC Agreement, the Sabine Pass LNG Certificate of Limited Partnership, the Sabine Pass LNG LP Agreement, the Midstream Certificate of Formation, the Midstream LLC Agreement, the Cheniere Pipeline Certificate of Formation, the Cheniere Pipeline LLC Agreement, the Liquefaction Certificate of Formation, the Liquefaction LLC Agreement, the Tug Services Certificate the Tug Services LLC Agreement.

“Cheniere Entities” means, together, the Issuer, the Partnership and GP Holdco.

“Organizational Documents” means, collectively, the Issuer Certificate of Formation, the Issuer LLC Agreement, the CEI Certificate of Incorporation and the CEI Bylaws.

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Each of the Issuer and GP Holdco has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware. The Partnership is validly existing as a limited partnership and in good standing under the laws of the State of Delaware. CEI is validly existing as a corporation and in good standing under the laws of the State of Delaware. Each of the Cheniere Entities and CEI is duly registered or qualified to do business in and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction set forth opposite its name on Annex A to this opinion.

2. The Issuer and CEI each have the limited liability company or corporate, as applicable, power and authority under the laws of the State of Delaware to execute and deliver, and incur and perform all of its respective obligations under the Underwriting Agreement. The Issuer has the limited liability company power and authority under the laws of the State of Delaware to issue, sell and deliver the Securities. Each of the Issuer and GP Holdco has all necessary limited liability company power and authority to conduct its respective business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Partnership has the limited partnership power and authority under the laws of the State of Delaware to carry on its business and own its properties in all material respects as described in the Registration Statement and the Prospectus.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Cheniere Parties.

4. The Securities and the limited liability company interests represented thereby have been duly authorized by the Issuer and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Issuer LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)). After giving effect to this Agreement and the transactions contemplated hereby, the issued and outstanding limited liability company interests of the Issuer will consist of [ ] Common Shares and one Voting Share (as such term is defined in the Issuer LLC Agreement).

5. The holders of outstanding Common Shares of the Issuer are not entitled to any preemptive rights under the Issuer Certificate of Formation, the Issuer LLC Agreement or any Applicable Agreement to subscribe for the Securities.

6. The Issuer owns (i) [11,963,488] common units representing limited partner interests in the Partnership (the “Common Units”) and [135,383,831] Subordinated Units (as defined in the Third Amended LP Agreement), and such Common Units and Subordinated Units have been duly authorized and validly issued in accordance with the First Amended LP Agreement, the Second Amended LP Agreement or the Third Amended LP Agreement, as applicable, and are fully paid (to the extent required by the First Amended LP Agreement, the Second Amended LP Agreement or the Third Amended LP Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited

Exhibit A - 5

Partnership Act (the “Delaware LP Act”)); and the Issuer owns such limited partner interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Issuer as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) other than those created by or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or contained in the Third Amended LP Agreement or Issuer LLC Agreement.

7. The Issuer owns [45,333,334] Class B Units (as defined in the Third Amended LP Agreement), and such limited partner interests have been duly authorized and validly issued in accordance with the Second Amended LP Agreement and the Third Amended LP Agreement, as applicable, and are fully paid (to the extent required by the Second Amended LP Agreement or the Third Amended LP Agreement, as applicable) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Issuer owns such limited partner interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Issuer as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) other than those created by or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or contained in the Third Amended LP Agreement, the Issuer LLC Agreement or in that certain Investors’ and Registration Rights Agreement, dated as of July 31, 2012, by and among CEI, the Partnership, the General Partner, the Issuer, Blackstone CQP Holdco LP and the other investors party thereto from time to time (the “Investors’ Rights Agreement”).

8. The outstanding Common Units, the outstanding Class B Units, the Subordinated Units and the Incentive Distribution Rights (as defined in the Third Amended LP Agreement) are the only limited partner interests in the Partnership issued and outstanding.

9. The Issuer owns all of the issued and outstanding limited liability company interests of CQH Holdings; such limited liability company interests have been duly authorized and validly issued in accordance with the CQH Holdings LLC Agreement, and are fully paid and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and the Issuer owns such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Issuer as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act or contained in the CQH LLC Agreement.

10. Cheniere LNG Terminals, LLC owns 100% of the Class B Membership Interest (as defined in the GP HoldCo LLC Agreement) in GP HoldCo and the Issuer owns 100% of the Class A Membership Interest (as defined in the GP HoldCo LLC Agreement) in GP HoldCo; and such limited liability company interests have been duly authorized and validly issued in accordance with the GP HoldCo LLC Agreement and such limited liability company interests are fully paid and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Cheniere LNG Terminals, LLC and the Issuer each own such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Cheniere LNG Terminals, LLC or the Issuer as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act or contained in the GP HoldCo LLC Agreement.

11. The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in Cheniere Partners; such general partner interest has been duly authorized and validly issued in accordance with Third Amended LP Agreement; and the General Partner owns such general partner interest free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) other than those created by or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or contained in the Third Amended LP Agreement or the Investors’ Rights Agreement.

12. GP HoldCo directly owns 100% of the outstanding limited liability company interests of the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and GP HoldCo owns such limited liability company interests free and clear of all liens (i) in respect of which a financing

Exhibit A - 6

statement under the Uniform Commercial Code of the State of Delaware naming GP HoldCo as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) other than those created by or arising under Section 18-607 and 18-804 of the Delaware LLC Act or contained in the GP LLC Agreement.

13. The Partnership directly owns 100% of the outstanding limited liability company interests of Investments; such limited liability company interests have been duly authorized and validly issued in accordance with the Investments LLC Agreement and are fully paid (to the extent required under the Investments LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) other than those created by or arising under Section 18-607 and 18-804 of the Delaware LLC Act or contained in the Investments LLC Agreement.

14. Investments directly owns 100% of the outstanding limited liability company interests of each of Sabine GP, Sabine LP, Midstream and Cheniere Pipeline; such limited liability company interests have been duly authorized and validly issued in accordance with the Sabine GP LLC Agreement, Sabine LP LLC Agreement, Midstream LLC Agreement and Cheniere Pipeline LLC Agreement, as applicable, and are fully paid (to the extent required under such Applicable Constituent Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Investments as debtor is on file in the office of the Secretary of State of the State of Delaware, or (ii) other than those created by or arising under Section 18-607 and 18-804 of the Delaware LLC Act or contained in such Applicable Constituent Documents.

15. Sabine GP directly owns 100% of the outstanding general partner interests of Sabine Pass LNG; such general partner interests have been duly authorized and validly issued in accordance with the Sabine Pass LNG LP Agreement; and Sabine GP directly owns such general partner interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating GP as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) except for liens granted to secure indebtedness outstanding under that certain Indenture, dated November 2, 2006, as supplemented, between Sabine Pass LNG and The Bank of New York, as Trustee (the “Sabine 2006 Indenture”), (iii) except for liens granted to secure indebtedness outstanding under that certain Indenture, dated as of October 16, 2012, between Sabine Pass LNG and The Bank of New York Mellon, as trustee (the “Sabine 2012 Indenture”) or (iv) other than those created by or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or contained in the Sabine Pass LNG LP Agreement.

16. Sabine LP directly owns 100% of the outstanding limited partner interests of Sabine Pass LNG; such limited partner interests have been duly authorized and validly issued in accordance with the Sabine Pass LNG LP Agreement and are fully paid (to the extent required under the Sabine Pass LNG LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Sabine LP directly owns such limited partner interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sabine LP as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) except for liens created to secure indebtedness outstanding under those agreements listed in Exhibits [10.66, 10.67, 10.68, 10.69 and 10.70] to the Registration Statement (collectively, the “SPL Credit Agreements”), (iii) except for liens granted to secured indebtedness outstanding under the Sabine 2006 Indenture or the Sabine 2012 Indenture or (iv) other than those created by or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or contained in the Sabine Pass LNG LP Agreement.

17. Sabine Pass LNG directly owns 100% of the outstanding limited liability company interests Tug Services; such limited liability company interests have been duly authorized and validly issued in accordance with the Tug Services LLC Agreement and are fully paid (to the extent required under the Tug Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sabine Pass LNG owns such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sabine Pass LNG as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) except for

Exhibit A - 7

liens granted to secured indebtedness outstanding under the Sabine 2006 Indenture or the Sabine 2012 Indenture or (iii) other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act or contained in the Tug Services LLC Agreement.

18. Sabine LP directly owns 100% of the outstanding limited liability company interests of Liquefaction; such limited liability company interests have been duly authorized and validly issued in accordance with the Liquefaction LLC Agreement and are fully paid (to the extent required under the Liquefaction LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sabine LP owns such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sabine LP as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) except for liens to secure indebtedness outstanding under that certain Indenture, dated as of February 1, 2013, as supplemented, between Liquefaction and The Bank of New York Mellon, as trustee, (iii) except for liens to secure indebtedness outstanding under the Liquefaction Credit Agreement or (iv) other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act or contained in the Liquefaction LLC Agreement.

19. Except as disclosed in the Registration Statement or the Prospectus, no Person has the right, which has not been waived, under any Applicable Agreement to require the registration under the Securities Act of any sale of securities issued by the Issuer, by reason of the filing or effectiveness of the Registration Statement.

20. None of (i) the execution and delivery by the Cheniere Parties of the Underwriting Agreement and (ii) the consummation by the Issuer of the issuance and sale of the Securities pursuant to the Underwriting Agreement, (A) constituted, constitutes or will constitute a violation of any Organizational Document, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Cheniere Parties pursuant to any Applicable Agreement, or (D) resulted, results or will result in any violation of (i) applicable laws of the State of Texas, (ii) applicable laws of the United States of America, (iii) the Delaware LLC Act, (iv) the Delaware General Corporation Law (the “DGCL”), or (v) applicable laws of the State of New York.

21. No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, the execution and delivery by the Cheniere Parties of the Underwriting Agreement or the consummation of the issuance and sale of the Securities pursuant to the Underwriting Agreement. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Texas, the State of Delaware, or the United States of America, pursuant to (i) applicable laws of the State of Texas, (ii) the Delaware LLC Act, (iii) the DGCL, (iv) applicable laws of the State of New York, or (v) applicable laws of the United States of America.

22. The statements under the captions “Dividend and Distribution Policies,” “Description of Our Shares” and “Description of Our Company Agreement and Cheniere Partners’ Partnership Agreement” in the Preliminary Prospectus and the Prospectus, insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

23. The statements under the caption “Material U.S. Federal Income Tax Consequences” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects, subject to the qualifications and assumptions therein; and our opinion filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriter may rely upon such opinion as if it were addressed to them.

In addition, we have participated in conferences with officers and other representatives of the Cheniere Parties, the independent registered public accounting firm for the Cheniere Parties, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 13 and 14 above), on

Exhibit A - 8

the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Cheniere Parties), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective, insofar as relating to the offering of the Securities, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of [     :     ] [a.m./p.m.] on [    ] [    ], 2014 (which you have informed us is a time prior to the time of the first sale of Securities by the Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (i) the historical financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Disclosure Package or the Prospectus, (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement, and (iv) the exclusion from the Preliminary Prospectus of any pricing information (and directly related disclosure) included in the Prospectus.

Furthermore, we advise you that according to the effectiveness order of the SEC (regarding the Registration Statement) appearing in the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, the Registration Statement was declared effective under the Securities Act on [    ], 2014. In addition, based solely on our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement. To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement, no proceedings for that purpose are pending or have been instituted or threatened by the SEC.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) certain other specified laws of the United States of America to the extent referred to specifically herein, (v) the Delaware LP Act, (vi) the Delaware LLC Act and (vii) the DGCL. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including, without limitation, those appearing in paragraphs 11 and 12 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i) The opinions set forth in paragraph 1 above as to the valid existence and good standing of the Cheniere Entities and CEI, as applicable, are based solely upon our review of certificates and other communications from the appropriate public officials.

(ii) In rendering the opinion set forth in paragraph 4 above, we have assumed that the certificates representing the Securities will be signed by one of the authorized officers of the Issuer’s duly appointed transfer agent and registrar for the Securities and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

(iii) The opinions in paragraphs 6, 7, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18 above as to the ownership of the issued and outstanding equity interests of the Persons referred to in such paragraphs are based solely upon our review of the Applicable Constituent Documents of each such Person. We have assumed that the Applicable

Exhibit A - 9

Constituent Documents of each such Person accurately reflect the ownership of all of the issued and outstanding equity interests of such Person as of the dates of such Applicable Constituent Documents, and we express no opinion as to (and have assumed that there has not been) any resale, transfer, or issuance of any equity interest of any such Person subsequent to the respective dates of such Applicable Constituent Documents. The opinions in such paragraphs as to liens in respect of which financing statements have been filed in the office of the Secretary of State of the State of Delaware are based solely upon our review of results of lien searches performed in the office of the Secretary of State of the State of Delaware through [        ] [    ], 2014.

(iv) In rendering the opinions set forth in paragraph 20 above regarding Applicable Agreements, we do not express any opinion as to whether the execution or delivery by the Cheniere Parties of the Underwriting Agreement, or the incurrence or performance by the Cheniere Parties of its respective obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of the Cheniere Parties.

(v) This disclosure is provided to comply with Treasury Circular 230. Our opinions set forth in paragraph 23 above are not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person. Such opinions were written to support the promoting, marketing, or recommending of the transactions or matters addressed by this written advice, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. No limitation has been imposed by our firm on disclosure of the tax treatment or tax structure of the transaction.

This opinion is being furnished only to you in connection with the sale of the Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Exhibit A - 10

Schedule A

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Schedule A